UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 22, 2016

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-34087	52-1889548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement.

Acquisition of Aloft Atlanta Hotel

As previously disclosed by Condor Hospitality Trust, Inc. (“Condor”) on form 8-K filed with the Securities and Exchange Commission on August 1, 2016, Condor entered into a joint venture with Three Wall Capital LLC (“TWC”) to acquire a 254 room Aloft hotel in downtown Atlanta, Georgia at 300 Spring Street NW (the “Aloft Atlanta Hotel”). Condor owns 80% of the joint venture, and TWC owns the remaining 20% of the joint venture. On August 22, 2016, the joint venture closed on the acquisition of Aloft Atlanta Hotel. The purchase price for the hotel was $43,550,000.

The joint venture is comprised of two Delaware limited liability companies: Spring Street Hotel Property II LLC (“Owner JV”) and Spring Street Hotel OpCo II LLC (“Lessee JV”).

Condor’s operating partnership, Supertel Limited Partnership (“Condor Member”), holds an 80% equity interest in Owner JV and TWC Spring Hotel LLC (“TWC Spring Member”), an affiliate of TWC, holds a 20% equity interest in Owner JV. Condor’s wholly-owned taxable REIT subsidiary, TRS Leasing Inc. (“TRS Lessee”), holds an 80% equity interest in Lessee JV, and TWC Spring OpCo LLC (“TWC Lessee”), an affiliate of TWC, holds a 20% equity interest in Lessee JV.

The purchase price for the Aloft Atlanta Hotel was paid with $9,800,000 in cash (from $7,840,000 contributed by Condor and $1,960,000 contributed by TWC affiliates to the joint venture) and $33,750,000 of proceeds from a term loan, secured by the property. In connection with the closing of the acquisition:

•	the Aloft Atlanta Hotel was acquired by Spring Street Hotel Property LLC, a wholly-owned subsidiary of Owner JV (“Spring Street Hotel”);

•	Spring Street Hotel leased the hotel to Spring Street Hotel OpCo LLC (“Spring Street OpCo”), a wholly-owned subsidiary of Lessee JV; and

•	the hotel is managed by Boast Hotel Management Company LLC (“Boast”), an affiliate of TWC.

Joint Venture

General. Condor Member, TWC Spring Member and TWC Spring Street Hotel Promote LLC, an affiliate of TWC (“TWC Promote Member”), formed Owner JV as a Delaware limited liability company and entered into a limited liability company agreement (the “Owner JV Agreement”). The Owner JV Agreement provides that, in exchange for their initial capital contributions, Condor Member and TWC Spring Member received 80% and 20%, respectively, of the equity interests in Owner JV. Any additional capital contributions to Owner JV generally will be made 80% by Condor Member and 20% by TWC Spring Member.

TRS Lessee and TWC Lessee formed Lessee JV as a Delaware limited liability company and entered into a limited liability company agreement (the “Lessee JV Agreement”). The Lessee JV Agreement provides that, in exchange for their capital contributions, TRS Lessee and TWC Lessee received 80% and 20%, respectively, of the equity interests in Lessee JV. Any additional capital contributions to Lessee JV generally will be made 80% by TRS Lessee and 20% by TWC Lessee.

Management. Under the Owner JV Agreement, the business of Owner JV is managed by TWC Spring Member in accordance with business plans and budgets approved by Condor Member and TWC Spring Member. However, major decisions detailed in the Owner JV Agreement require the approval of Condor Member. The Owner JV Agreement also provides that Condor Member may remove TWC Spring Member as the manager of Owner JV and appoint a new manager upon the occurrence of certain events of default.

Distributions of Net Cash Flows. Net cash flow from Owner JV will be distributed for each fiscal year as follows:

•	first, to Condor Member until it has received a preferred return equal to 10% of its capital contributions;

•	second, to TWC Spring Member until it has received a preferred return equal to 10% of its capital contributions; and

•	third, to the extent any net cash flow is remaining in any such fiscal year, to Condor Member and TWC Spring Member pro rata in accordance with their ownership interests.

Distributions of Net Proceeds from Capital Transactions. Net proceeds from any capital transaction from Owner JV will be distributed as follows:

•	first, to Condor Member and TWC Spring Member pro rata in accordance with their ownership interests, until Condor Member has received a 12% internal rate of return from all distributions (which includes the return of all of its capital contributions);

•	second, 85% to Condor Member and TWC Spring Member pro rata in accordance with their ownership interests and 15% to TWC Promote Member, until Condor Member has received a 15% internal rate of return from all distributions;

•	third, 80% to Condor Member and TWC Spring Member pro rata in accordance with their ownership interests and 20% to TWC Promote Member, until Condor Member has received a 20% internal rate of return from all distributions; and

•	fourth, 75% to Condor Member and TWC Spring Member pro rata in accordance with their ownership interests and 25% to TWC Promote Member, after Condor Member has received a 20% internal rate of return from all distributions.

Buy-Sell Rights. Under the Owner JV Agreement, each of Condor Member and TWC Spring Member has buy-sell rights with respect to the other party’s entire equity interest in Owner JV. This right permits Condor Member (after the third anniversary of the closing) and TWC Spring Member (after the fifth anniversary of the closing, or third anniversary if an affiliate of TWC is terminated as the manager of the hotel for any reason other than certain performance matters) to give a buy-sell notice to the other party. Pursuant to the buy-sell notice, the party receiving the notice is required to either buy the other party’s entire equity interest in Owner JV or sell its entire equity interest in Owner JV, in each case, at a fair market value price supported by one or more qualified broker valuations. For purposes of these buy-sell rights, the equity interest of TWC Spring Member in Spring Street JV includes the interest of TWC Promote Member in Owner JV.

Purchase Option. The Owner JV Agreement also provides Condor Member with the option to purchase TWC Spring Member’s entire equity interest in Owner JV (and the interest of TWC Promote Member in Spring Street JV). The option is exercisable during the period from the third anniversary of the closing through the fifth anniversary of the closing. The purchase price under the option is the amount that would be distributed to TWC Spring Member and TWC Promote Member if the hotel was sold (after repayment of any mortgage loan) based on the following hotel valuations:

•	if the hotel net operating income for the 12 months prior to the date of exercise of the option is less than $3,875,000, the hotel valuation used in determining the purchase price is $48,000,000; and

•	if the hotel net operating income for the 12 months prior to the date Condor Member delivers notice of its intent to exercise the option is equal to or greater than $3,875,000, the hotel valuation used in determining the purchase price is a fair market value price supported by one or more qualified broker valuations. The purchase price under this scenario also includes certain shortfalls of distributions of net cash flows to TWC Spring Member from prior fiscal years.

The preceding summary of the Owner JV Agreement and the Lessee JV Agreement is qualified in its entirety by reference to the terms of the actual documents. A copy of the Owner JV Agreement and a copy of the Lessee JV Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Management. The Aloft Atlanta Hotel is managed by Boast pursuant to the Management Agreement with Lessee JV, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Acquisition Loan

On August 22, 2016, the joint venture closed on a $33,750,000 term loan (the “Term Loan”) to finance the acquisition of the Aloft Atlanta Hotel pursuant to a term loan agreement (the “Loan Agreement”). The Loan Agreement is by Spring Street Hotel and Spring Street OpCo (collectively the “Borrower”), with LoanCore Capital Credit REIT LLC, a Delaware limited liability company (“Lender”).

The Term Loan is for a term of 24 months, subject to three 12 month extension periods which may be exercised at Borrower’s options, subject to certain conditions. The second and third extension periods will each bear a fee of 0.25% of the then outstanding principal amount of the loan. The interest rate is a floating rate calculated on one-month LIBOR plus 500 basis points, and as a condition to closing, the Borrower purchased a LIBOR cap of 3.0%. The collateral for the Term Loan is the Aloft Atlanta Hotel, and the Term Loan is non-recourse, subject to specified exceptions. Condor is a non-recourse carve-out guarantor for the Term Loan.

The foregoing descriptions of the Term Loan and the Term Loan Agreement are qualified in their entirety by reference to the Term Loan Agreement and Guaranty of Recourse Obligations attached hereto as Exhibits 10.4 and 10.5 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements for the Aloft Atlanta Hotel acquired by the Owner JV will be filed on a Form 8-K/A no later than November 7, 2016.

(b)	Pro Forma Financial Information.

Pro forma financial information on the Aloft Atlanta Hotel acquired by the Owner JV will be filed on a Form 8-K/A no later than November 7, 2016.

(d)	Exhibits.

10.1	Amended and Restated Limited Liability Company Agreement of Spring Street Hotel Property II LLC dated as of August 22, 2016.

10.2	Limited Liability Company Agreement of Spring Street Hotel OpCo II LLC effective as of August 22, 2016.

10.3	Management Agreement between Spring Street Hotel OpCo LLC and Boast Hotel Management Company LLC dated effective August 19, 2016.

10.4	Loan Agreement dated as of August 22 2016 between Spring Street Hotel Property LLC, Spring Street Hotel OpCo LLC and LoanCore Capital Credit REIT LLC.

10.5	Guaranty of Recourse Obligations by Condor Hospitality Trust, Inc. and Alan Kanders and Raviraj Kiran Dave dated August 22, 2016 in favor of LoanCore Capital Credit REIT LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: August 26, 2016	By:	/s/ Jonathan Gantt
Name: Jonathan Gantt
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Limited Liability Company Agreement of Spring Street Hotel Property II LLC dated as of August 22, 2016.

10.2	Limited Liability Company Agreement of Spring Street Hotel OpCo II LLC effective as of August 22, 2016.

10.3	Agreement between Spring Street Hotel OpCo LLC and Boast Hotel Management Company LLC dated effective August 19, 2016.

10.4	Loan Agreement dated as of August 22 2016 between Spring Street Hotel Property LLC, Spring Street Hotel Opco LLC and LoanCore Capital Credit REIT LLC.

10.5	Guaranty of Recourse Obligations by Condor Hospitality Trust, Inc. and Alan Kanders and Raviraj Kiran Dave dated August 22, 2016 in favor of LoanCore Capital Credit REIT LLC